EXHIBIT 3







                            VDC COMMUNICATIONS, INC.


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                          Securities Purchase Agreement


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                             Shares of Common Stock
                               at $0.75 per Share



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                                October 27, 1999


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CONFIDENTIAL
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                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement" or the "Securities Purchase Agreement") is entered into as of the 27th day of October, 1999, by and between VDC Communications, Inc., a Delaware corporation ("VDC" or the "Company"), and the investor whose name appears at the end of this Agreement ("Purchaser" or "Subscriber").

                                R E C I T A L S:
                                ----------------

         The Company wishes to obtain additional working capital and the Purchaser desires to provide such working capital to the Company through the purchase of certain shares of the Company's common stock, $.0001 par value per share (the "Common Stock"), being privately offered by the Company.

         NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       Sale and Purchase of Shares.

                  Subject to the terms and conditions hereof, the Company agrees to issue and sell, and the Purchaser agrees to purchase that number of shares of Common Stock (the "Shares") identified on the signature page hereof at a purchase price of $0.75 per share. The total purchase price is set forth on the signature page hereof (the "Purchase Price"). The Purchase Price is payable upon subscription in cash, check or wire transfer. If paying by check, the check should be made payable to "VDC Communications, Inc." and delivered to VDC Communications, Inc. at 75 Holly Hill Lane, Greenwich, Connecticut, 06830.

                  No broker, investment banker or any other person will receive from the Company any compensation as a broker, finder, adviser or in any other capacity in connection with the purchase of the Shares hereunder.

         2.       Description of the Shares.

                  (a) Restricted Securities. The Shares shall be "restricted securities" as that term is defined under Rule 144 of the Securities Act of 1933, as amended (the "Act"), and may not be offered for sale or sold or otherwise transferred in a transaction which would constitute a sale thereof within the meaning of the Act unless (i) such security has been registered for sale under the Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities; or (ii) exemptions from the registration requirements of the Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel that the proposed sale or other disposition of such securities may be effected without registration under the Act and would not result in any violation of any applicable state securities

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laws relating to the  registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to the Company.

                  (b) Voting Rights; Dividends. Holders of Common Stock of the Company have equal rights to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. Holders of Common Stock of the Company have one vote for each share held of record and do not have cumulative voting rights.

                  (c) Liquidation; Redemption. Holders of Common Stock of the Company are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, subject to the rights, if any of holders of any preferred stock of the Company then outstanding. Shares of Common Stock of the Company are not redeemable and have no preemptive or similar rights. All outstanding shares of Common Stock of the Company are fully paid and nonassessable.

                  (d) Restriction Upon Resale. The Subscriber hereby agrees that the Shares shall be subject to restrictions upon the transfer, sale, encumbrance or other disposition of the Shares. See "Understanding of Investment Risks" and "Registration Rights".

         3.       Shares Offered in a Private Placement Transaction.

                  The Shares offered by this Securities Purchase Agreement are being offered as a non-public offering pursuant to Section 4(2) and Regulation D of the Act ("Regulation D").

         4.       Binding Effect of Securities Purchase Agreement; The Closing.

                  This Securities Purchase Agreement shall not be binding on the Company unless and until an authorized executive officer of the Company has evidenced acceptance thereof by executing the signature page at the end hereof. The Company may accept or reject this Securities Purchase Agreement in its sole discretion if the Purchaser does not meet the suitability standards established herein, or for any other reason. A closing (the "Closing") will occur contemporaneously with the execution of this Agreement by all parties hereto.

         5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

                  (a) Accredited Investor. The Purchaser has such knowledge and experience in business and financial matters such that the Purchaser is capable of evaluating the merits and risks of purchasing the Shares. The Purchaser is either an "accredited investor" as that term is defined in Rule 501 of Regulation D of the Act or a "qualified institutional buyer" as that term is defined in Rule 144A of the Act, and represents that he satisfies the suitability standards identified in Section 10 hereof;

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                  (b)  Loss  of  Investment.   The   Purchaser('s)  (i)  overall
commitment   to   investments   which  are  not   readily   marketable   is  not
disproportionate to his net worth; (ii) investment in the Company will not cause such overall commitment to become excessive; (iii) can afford to bear the loss of his entire investment in the Company; and (iv) has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in his investment in the Company;

                  (c) Special Suitability. The Purchaser satisfies any special suitability or other applicable requirements of his state of residence and/or the state in which the transaction by which the Shares are purchased occurs;

                  (d) Investment Intent. The Purchaser hereby acknowledges that the Purchaser has been advised that this offering has not been registered with, or reviewed by, the Securities and Exchange Commission ("SEC") because this offering is intended to be a non-public offering pursuant to Section 4(2) and Regulation D of the Act. The Purchaser represents that the Purchaser's Shares are being purchased for the Purchaser's own account and not on behalf of any other person, for investment purposes only and not with a view towards distribution or resale to others. The Purchaser agrees that the Purchaser will not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Shares unless they are registered under the Act or unless in the opinion of counsel an exemption from such registration is available, such counsel and such opinion to be satisfactory to the Company. The Purchaser understands that the Shares have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the Purchaser's investment intention;

                  (e) State Securities Laws. The Purchaser understands that no securities administrator of any state has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, the offering of the Shares;

                  (f) Authority; Power; No Conflict. The execution, delivery and performance by the Purchaser of the Agreement are within the powers of the Purchaser, have been duly authorized and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Purchaser is a party or by which the Purchaser is bound, and, if the Purchaser is not an individual, will not violate any provision of the charter documents, Bylaws, indenture of trust, operating agreement, or partnership agreement, as applicable, of the Purchaser. The signatures of the Purchaser on the Agreement are genuine, and the signatory, if the Purchaser is an individual, has legal competence and capacity to execute the same, or, if the Purchaser is not an individual, the signatory has been duly authorized to execute the same; and the Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable in accordance with its terms;

                  (g) No General Solicitation. The Purchaser acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by

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him and  that no  public  solicitation  or  advertisement  with  respect  to the offering of the Shares has been made to him;

                  (h)  Advice of Tax  and  Legal Advisors.   The  Purchaser  has
relied solely upon the advice of his own tax and legal advisors with respect to the tax and other legal aspects of this investment;

                  (i) Broker Fees. The Purchaser is not aware that any person, and has been advised that no person, will receive from the Company any compensation as a broker, finder, adviser or in any other capacity in connection with the purchase of the Shares;

                  (j) Access to Information. Purchaser has had access to all material and relevant information concerning the Company, its management, financial condition, capitalization, market information, properties and prospects necessary to enable Purchaser to make an informed investment decision with respect to its investment in the Shares. Purchaser has carefully read and reviewed, and is familiar with and understands the contents thereof and hereof, including, without limitation, the risk factors referenced in this Agreement. See "Understanding of Investment Risks." Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from, and to obtain additional information from, representatives of the Company concerning the terms and conditions of the acquisition of the Shares and the present and proposed business and financial condition of the Company, and has had all such questions answered to its satisfaction and has been supplied all information requested;

                  (k) Review of Reports. The Purchaser acknowledges that it has been provided with an opportunity to review: (i) a copy of the Company's Annual Report on Form 10-K for the year ended June 30, 1999; (ii) a copy of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as amended; (iii) a copy of the Company's Registration Statement on Form S-1 (SEC File Number 333-80107); and (iv) all other recent reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (collectively, the "Reports").

                  (l) Understanding the Nature of Securities. The Purchaser understands and acknowledges that:

                           (i)    The Shares have not been registered  under the
Act or any state securities laws and are being issued and sold in reliance upon certain exemptions contained in the Act;

                           (ii)   The  Shares  are  "restricted  securities"  as
that term is defined in Rule 144 promulgated under the Act;

                           (iii)  The  Shares  cannot  be  sold  or  transferred
without registration under the Act and applicable state securities laws, or unless the Company receives an opinion of counsel reasonably acceptable to it

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(as to both counsel and the opinion) that  such  registration  is not necessary;
and

                           (iv)   The Shares  and  any  certificates  issued  in
replacement therefor shall bear the following legend, in addition to any other legend required by law or otherwise:

                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION, UNDER THE ACT and any applicable state securities laws, BASED ON AN OPINION LETTER OF COUNSEL SATISFACTORY TO THE COMPANY."

                  (m) Information Provided. The Purchaser has, on or before the date of the Closing, been afforded the opportunity to review and is familiar with the Reports and has based his decision to invest solely on the information contained therein, and the information contained within this Agreement and the associated exhibits and schedules, and has not been furnished with and is not relying upon any other literature, prospectus or other information except as included in the Reports or this Agreement.

         6. Indemnification. The Purchaser shall indemnify and hold harmless the Company and the Company's officers, directors and employees from and against any and all loss, damage or liability (including attorneys' fees), due to, or arising out of, a breach or inaccuracy of any representation or warranty contained in Section 5.

         7.       Understanding  of  Investment  Risks.  Any  investment  in the
Shares should not be made by a Purchaser who cannot afford the loss of his entire Purchase Price. The Purchaser acknowledges that the Shares offered hereby have not been approved or disapproved by the Securities and Exchange Commission, or any state securities commissions, nor has the Securities and Exchange
Commission or any state securities commission passed upon the adequacy or accuracy of this Securities Purchase Agreement or any exhibit hereto. Prior to making an investment in the Shares, the Purchaser has fully considered, among other things, the financial and other information set forth in the Reports as well as the risk factors enumerated in the Company's Form 10-K for the year ended June 30, 1999, and acknowledges that such information has been considered prior to making this investment decision.

         8. Registration Rights. The Company has agreed to advise the Purchaser by written notice prior to the filing of a registration statement under the Act (excluding registration on Forms S-8, S-4 or any successor forms thereto), covering securities of the Company to be offered and sold to the public generally (whether on behalf of the Company or selling security holders)

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and  shall,  upon the request of the Purchaser  given at least five (5) calendar days prior to the filing of such registration statement, include in any such registration statement such information as may be required to permit the public resale of the Shares; provided, however, that in the event the resale of the Shares has not been previously included within a registration statement, the Company shall in any event file a registration statement under the Act within one year of the Closing, the purpose of which is to register the resale
of  the  Shares.  The  registration  rights  associated  with  the  Shares   are
described more particularly and are subject in full to the terms of a Registration Rights Agreement between the parties and dated the date hereof (the "Registration Rights Agreement").

         The Company is currently working on a registration statement on Form S-1 (the "Current S-1"); Further, the Company shall use reasonable efforts to include the Shares in the Current S-1; provided, however, that an explicit condition precedent to the inclusion of the Shares in the Current S-1 is that the Purchaser shall immediately return or provide to the Company, or return or provide upon such other schedule as the Company shall provide in writing, any document or information requested by the Company in connection with or associated with the inclusion of the Shares in the Current S-1. This paragraph shall serve as written notice prior to the filing of a registration statement in accordance with the terms of the Registration Rights Agreement.

         The Company's obligation to register the Shares extends only to the inclusion of the Shares in a registration statement which covers the public resale thereof. In all events, the Company shall have no obligation: (i) to assist or cooperate in the offering or disposition of such Shares; (ii) to obtain a commitment from an underwriter relative to the sale of such Shares; or
(iii) to include such Shares within an underwritten offering of the Company. The Company shall assume no responsibility for the manner of sale, timing of sale, or sales price relating to the resale of the Shares.

         9. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser as follows:

                  (a) Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware with adequate power and authority to conduct the business in which it is now engaged and has the corporate power and authority to enter into this Agreement, and is duly qualified and licensed to do business as a foreign corporation in such other jurisdictions as is necessary to enable it to carry on its business, except where failure to do so would not have a material adverse effect on its business;

                  (b) Corporate Power and Authority. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company. No other corporate act or proceeding on the part of the Company is necessary to authorize this Agreement. When duly executed and delivered by the parties hereto, this Agreement will constitute a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or other

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similar laws and legal and equitable principles limiting or affecting the rights of creditors generally; and/or (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         10.      IMPORTANT CONSIDERATIONS:   SUITABILITY STANDARDS - WHO SHOULD
INVEST.

                  INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL FINANCIAL RESOURCES WHO HAVE NO NEED FOR LIQUIDITY IN THEIR INVESTMENT.

                  A substantial number of state securities commissions have established investor suitability standards for the marketing within their respective jurisdictions of restricted securities. Some have also established minimum dollar levels for purchases in their states. The reasons for these standards appear to be, among others, the relative lack of liquidity of securities of such programs as compared with other securities investments. Investment in the Shares involves a high degree of risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments.

                  The Company has adopted as a general investor suitability standard the requirement that each Subscriber for Shares represents in writing that the Subscriber: (a) is acquiring the Shares for investment and not with a view to resale or distribution; (b) can bear the economic risk of losing his entire investment; (c) his overall commitment to investments which are not readily marketable is not disproportionate to his net worth, and an investment in the Shares will not cause such overall commitment to become excessive; (d) has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in this investment in the Shares; (e) has evaluated all the risks of investment in the Company; and (f) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Company or is relying on his own purchaser representative in making an investment decision.

                  In addition, all of the Subscribers for Shares must be: (1) extremely sophisticated investors with substantial net worth and experience in making investments of this nature; and (2) "accredited investors," as defined in Rule 501 of Regulation D under the Act, by meeting any of the following conditions:

                  (i) he or she has an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years, and he or she reasonably expects an income in excess of the aforesaid levels in the current year, or

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                  (ii)     he or she has an  individual  net  worth,  or a joint
net worth with his or her spouse, at the time of his or her purchase, in excess of $1,000,000 (net worth for these purposes includes homes, home furnishings and automobiles), or

                  (iii) he or she otherwise satisfies the Company that he or she is an accredited investor, as defined in Rule 501 under the Act.

                  Other categories of investors included within the definition of accredited investor include the following: certain institutional investors, including certain banks, whether acting in their individual or fiduciary capacities; certain insurance companies; federally registered investment companies; business development companies (as defined under the Investment Company Act of 1940); Small Business Investment Companies licensed by the Small Business Administration; certain employee benefit plans; private business development companies (as defined in the Investment Advisers Act of 1940); tax exempt organizations (as defined in Section 501(c)(3) of the Internal Revenue
Code) with total assets in excess of $5,000,000; entities in which all the equity owners are accredited investors; and certain affiliates of the Company.

                  A partnership Subscriber, which satisfies the requirements set forth in clauses (a) through (f) above shall satisfy the suitability standards if it is an accredited investor by reason of clause (iii) above, or if all of its partners are accredited investors. A corporate subscriber, which satisfies the requirements set forth in clauses (a) through (f) above shall satisfy the investor suitability standards if it is an accredited investor by reason of clause (iii) above, or if all of its shareholders are accredited investors. Corporate subscribers must have net worth of at least three (3) times the amount of their investment in the Shares.

                  The suitability standards referred to above represent minimum suitability requirements for prospective purchasers and the satisfaction of such standards by a prospective purchaser does not necessarily mean that the Shares are a suitable investment for such purchaser. The Company may, in circumstances it deems appropriate, modify such requirements. The Company may also reject subscriptions for whatever reasons, in its sole discretion, it deems appropriate.

                  Securities Purchase Agreements may not necessarily be accepted in the order in which received. Purchasers who are residents of certain states may be required to meet certain additional suitability standards.

                  THE ACCEPTANCE OF A SUBSCRIPTION FOR SHARES BY THE COMPANY DOES NOT CONSTITUTE A DETERMINATION BY THE COMPANY THAT AN INVESTMENT IN THE SHARES IS SUITABLE FOR A PROSPECTIVE INVESTOR. THE FINAL DETERMINATION OF THE SUITABILITY OF INVESTMENT IN THE SHARES MUST BE MADE BY THE PROSPECTIVE INVESTOR AND HIS OR HER ADVISERS.

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         11.      State Law Considerations.

                  (a)  For Residents of All States.

                  IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER'S SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN
RECOMMENDED  BY  ANY  FEDERAL  OR  STATE  SECURITIES  COMMISSION  OR  REGULATORY
AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND THE APPLICABLE STATES SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         THE INVESTOR MUST RELY ON THE INVESTOR'S OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED, IN MAKING AN INVESTMENT DECISION ON THESE SECURITIES.


                  (b)  Florida Residents.  Pursuant to  Section  517.061(11) (a)
(5) of the Florida statute, when sales are made to five or more persons in Florida, Florida investors have a three day right of rescission. If a Florida resident has executed a Securities Purchase Agreement, he may elect, within three business days after signing the subscription agreement, to withdraw from the Agreement and to receive a full refund and return (without interest) of any money paid by him. A Florida resident's withdrawal will be without any further liability to any person. To accomplish such withdrawal, a Florida resident need only send a letter or telegram to the Company at the address set forth in this Agreement indicating their intention to withdraw. Such letter or telegram must be sent and postmarked prior to the end of the aforementioned third business day. If a Florida resident sends a letter, it is prudent to send it by certified mail, return receipt requested, to insure that it is received and also to evidence the time and date when it is mailed. Should a Florida resident make this request orally, he should ask for written confirmation that his request has been received.

                  (c) New Jersey Residents. Neither the Attorney General of the State nor the Bureau of Securities has passed on or endorsed the merits of this Securities Purchase Agreement. The filing of the Securities Purchase Agreement with the Bureau of Securities does not constitute approval of the issue or the

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sale thereof by the Bureau of  Securities  or the  Department  of Law and public safety of the State of New Jersey. Any representation to the contrary is unlawful.

                  (d) New York Residents. This Securities Purchase Agreement has not been filed with or reviewed by the Attorney General of the State of New York prior to its issuance and use. The Attorney General of the State of New York has not passed on or endorsed the merits of this Agreement. Any representation to the contrary is unlawful. This Agreement does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made. In light of the circumstances under with they were made, not misleading, it contains a fair summary of the material terms of documents purported to be summarized herein.

         12. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested (provided that facsimile notice shall be deemed received on the next business day if received after 5:00 p.m. Eastern Standard Time), or (c) on the next business day, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

                  If to the Company:

                           VDC Communications, Inc.
                           75 Holly Hill Lane
                           Greenwich, CT   06830
                           Attention:  Frederick A. Moran
                                       Chairman & C.E.O.
                           Facsimile: (203) 552-0908


                  with a copy to:

                           VDC Communications, Inc.
                           75 Holly Hill Lane
                           Greenwich, CT   06830
                           Attention:  Louis D. Frost, Esq.
                                       VDC Corporate Counsel
                           Facsimile: (203) 552-0908

                  If to Purchaser:

                  to the address set forth at the end of this Agreement or to such other addresses as may be specified in accordance herewith from time to time.

         13. Survival of Representations and Warranties. Representations and warranties contained herein shall survive the execution and delivery of this Agreement.

         14. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, provided that this Agreement and the interests herein may not be assigned by either party without the express written consent of the other party.

         15.      Governing Law.   This  Agreement  shall  be  governed  by  and
construed in accordance with the laws of the State of Connecticut without regard to the principles of conflict of laws.

         16. Arbitration. All controversies arising out of or related to this Agreement shall be determined by binding arbitration applying the laws of the State of Connecticut. Any arbitration between the parties shall be conducted at the Company's offices in Greenwich, Connecticut, or at such other location designated by the Company, before the American Arbitration Association (the "AAA"). The decision of the arbitrator(s) shall be final and binding upon the parties and judgment may be obtained thereon by either party in a court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the parties hereto unless the award otherwise provides. Nothing in this section will prevent either party from resorting to judicial proceedings if interim injunctive relief under the laws of the State of Connecticut from a court is necessary to prevent serious and irreparable injury to one of the parties, and the parties hereto agree that the state courts in Stamford, Connecticut and the United States District Court in the District of Connecticut in Bridgeport, Connecticut shall have exclusive subject matter and in personam jurisdiction over the parties for purposes of obtaining interim injunctive relief.

         17. Sections and Other Headings. The section and other headings contained in this Agreement are for the convenience of reference only, and do not constitute part of this Agreement or otherwise affect any of the provisions hereof.

         18. Pronouns. Whenever the context of this Agreement may require, any pronoun will include the corresponding masculine, feminine and neuter form, and the singular form of nouns and pronouns will include the plural.

         19. Counterpart Signatures. This Agreement may be executed in multiple counterparts each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by exchange of facsimile copies showing the signatures of the parties, and those signatures need not be affixed to the same copy. The facsimile copies showing the signatures of the parties will constitute originally signed copies of the Agreement requiring no further execution.

         20. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         21. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         22. Construction. This Agreement and any related instruments will not be construed more strictly against one party then against the other by virtue of the fact that drafts may have been prepared by counsel for one of the parties, it being recognized that this Agreement and any related instruments are the product of negotiations between the parties and that both parties have contributed to the final preparation of this Agreement and all related instruments.

         23. Agreement Read and Understood. Both parties hereto acknowledge that they have had an opportunity to consult with an attorney, and such other experts or consultants as they deem necessary or prudent, regarding this Agreement and that they, or their designated agents, have read and understand this Agreement.

         24. United States Dollars. All dollar amounts stated herein refer to and are payable solely in United States Dollars.

         IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be signed.


                                            Purchaser:


666,667 Shares/$500,000.25                  /s/ Frederick W. Moran
--------------------------                  ----------------------
Number and dollar amount                    Frederick W. Moran
of Shares purchased -
Purchase Price

                                            Address/Residence of Purchaser:

                                            -------------------------------

                                            -------------------------------

                                            -------------------------------

                                            Social Security Number:
                                                                   -------------

                                            Accredited Investor Certification
                                            (Place initials on  the  appropriate
                                            line(s))

                       (i)    I am a natural  person who had  individual  income
----- of more than $200,000 in each of the most recent two years or joint income with my spouse in excess of $300,000 in each of the most recent two years and reasonably expect to reach that same income level for the current year ("income", for purposes hereof, should be computed as follows: individual adjusted gross income, as reported (or to be reported) on a federal income tax return, increased by (1) any deduction of long-term capital gains under Section 1202 of the Internal Revenue Code of 1986 (the "Code"), (2) any deduction for depletion under
                  Section 611 et seq. of the Code, (3) any exclusion for interest under Section 103 of the Code and (4) any losses of a partnership as reported on Schedule E of Form 1040); or

                       (ii)   I am a natural person whose individual  net  worth
----- (i.e., total assets in excess of total liabilities), or joint net worth with my spouse, will at the time of purchase of the Shares be in excess of $1,000,000; or

                       (iii)  The  Purchaser  is  an  investor   satisfying  the
----- requirements of Section 501(a)(1), (2) or (3) of Regulation D promulgated under the Securities Act, which includes but is not limited to, a self-directed employee benefit plan where investment decisions are made solely by persons who are "accredited investors" as otherwise defined in Regulation D; or

                       (iv)   The Purchaser is a "qualified institutional buyer"
-----             as that term is defined in Rule 144A of the Securities Act; or

                       (v)    The  Purchaser  is a trust,  which trust has total
----- assets in excess of $5,000,000, which is not formed for the specific purpose of acquiring the Shares offered hereby and whose purchase is directed by a sophisticated person as described in Rule 506(b)(ii) of Regulation D and who has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of an investment in the Shares; or

                       (vi)   I  am  a  director  or  executive officer  of  the
-----             Company; or

                       (vii)  The Purchaser  is an entity  (other  than a trust)
----- in which all of the equity owners meet the requirements of at least one of the above subparagraphs.


                                                     Agreed and Accepted by

                                                     VDC COMMUNICATIONS, INC.



                                                     By:  /s/ Frederick A. Moran
                                                        ------------------------
                                                              Frederick A. Moran
                                                              Chairman & C.E.O.


                                                     Dated:  10/29/99
                                                           ----------